SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                 April 20, 1999 (April 19, 1999) Date of Report
                        (Date of earliest event reported)

                               Safety-Kleen Corp.
             (Exact name of registrant as specified in its charter)




Delaware                             1-8368                          51-0228924
--------                             ------                          ----------
(State or other                   (Commission                     (IRS Employer
jurisdiction                      File Number)                   Identification
 of incorporation)                                                       Number)


               1301 Gervais Street, Columbia, South Carolina 29201 (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (803)933-4200

ITEM 5.  OTHER EVENTS

     On April 19, 1999, Safety-Kleen Corp.(NYSE:SK) announced an agreement to purchase its outstanding $350 million 5% subordinated convertible pay-in-kind debenture (the "PIK Debenture") from Laidlaw Inc. for $200 million in cash and 11,320,755 shares of Safety-Kleen common stock. Safety-Kleen Corp. also announced its intention to offer up to $225 million of senior notes due 2009 in a private placement. The net proceeds from the sale of the notes will be used to fund a portion of the Company's repurchase of the PIK Debenture and for general corporate purposes. The full text of the announcements are reproduced below. Please note that the announcements contain forward looking statements that involve a number of risks and uncertainties.

                              For Immediate Release


                               SAFETY-KLEEN CORP.
           AGREES TO PURCHASE OF $350 MILLION SUBORDINATED CONVERTIBLE
                                "PIK" DEBENTURE


Columbia, S.C., -- April 19, 1999 -- Safety-Kleen Corp. (NYSE: SK) today announced an agreement to purchase its outstanding $350 million 5% subordinated convertible pay-in-kind ("PIK") debenture from Laidlaw Inc. for $200 million in cash and 11,320,755 shares of Safety-Kleen common stock. The proposed transaction will reduce Laidlaw Inc.'s share ownership in Safety-Kleen from 49% (diluted) to 43% (basic). The PIK was originally issued in connection with the Company's reverse acquisition of Rollins Environmental Services in May of 1997.

Commenting on the proposed transaction, President and Chief Executive Officer, Kenneth W. Winger said, "Given the strong cash flow of Safety-Kleen, the purchase of the PIK on these terms gives us a unique opportunity to add four cents per share in annualized diluted earnings per share, to make Safety-Kleen's capital structure more conventional and to eliminate any uncertainty as to the ultimate disposition of the PIK and its underlying share dilution."

Jim Bullock, Chairman of the Board of Safety-Kleen Corp. and President and Chief Executive Officer of Laidlaw Inc., added, "This transaction makes good sense for shareholders of both Safety-Kleen and Laidlaw.

"It reduces Safety-Kleen's fully diluted share base by 10%. For Laidlaw, the transaction generates $200 million in cash, which will be used to reduce debt, is accretive to earnings and it quantifies the significant equity interest the company will maintain in Safety-Kleen for the foreseeable future, as we remain optimistic about its prospects."

The completion of the transaction is subject to debt financing of the cash portion and to Safety-Kleen shareholder approval. The purchase is expected to close by the end of May, 1999.

Safety-Kleen Corp. is the leading industrial waste service company for both hazardous and non-hazardous waste streams. From collection through recycle and disposal, the Company provides comprehensive waste management services to over 400,000 customers in North America.


                              For Immediate Release

                               SAFETY-KLEEN CORP.
                    ANNOUNCES INTENTION TO OFFER SENIOR NOTES

Columbia, S.C.--April 19, 1999--Safety-Kleen Corp. (NYSE: SK) announced today that it intends to offer up to $225 million of senior notes due 2009 in a private placement. Subject to market conditions, the Rule 144A offering is expected to be completed by the end of May 1999.

The Company expects to use the net proceeds of the private offering to partially fund the previously-announced repurchase of the Company's outstanding $350 million 5% subordinated convertible pay-in-kind debenture from Laidlaw Inc. and for general corporate purposes.

The senior notes will be general unsecured unsubordinated obligations of Safety-Kleen Corp. However, the senior notes will be effectively subordinated to all obligations of the Company's subsidiaries.

The senior notes have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Safety-Kleen Corp. is the leading industrial waste service company for both hazardous and non-hazardous waste streams. From collection through recycle and disposal, the Company provides comprehensive waste management services to over 400,000 customers in North America.


                                     - END -


FOR FURTHER INFORMATION CONTACT:
--------------------------------
Kenneth W. Winger, President and Chief Executive Officer - (803) 933-4212 Paul R. Humphreys, Senior Vice President, Finance and Chief Financial Officer -
(803) 933-4261
Safety-Kleen Investor Relations - (803) 933-4285

PRIVATE SECURITIES LITIGATION REFORM ACT:
-----------------------------------------
Sections of this release constitute forward-looking statements that involve a number of risks and uncertainties. Many factors could cause actual results to differ materially from our expected results. These factors include risks associated with acquisitions; achievement of synergy objectives; the attainment of revenue growth targets; the adoption of new environmental laws and regulations and how they are interpreted and enforced; changes in demand for the Company's services; competition; and prices for petroleum-based products.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SAFETY-KLEEN CORP.




                                            By:    /s/ Kenneth W. Winger
                                               -------------------------
                                            Kenneth W. Winger, President
                                            and Chief Executive Officer

Date: April 20, 1999